UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01     Other Events

Innovative Food Holdings, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”) due to circumstances related to COVID-19.

As a result of significant demand shifts in the Company’s business, and in particular, significant increases in the Company’s e-commerce specialty food revenues, the Company’s resources, which include key employees working on matters directly related to the completion of the Annual Report on Form 10-K (the “Report”), have been substantially focused on operational related items including insuring that the needs of its customers are met and, as a deemed essential business, to help maintain the food supply of the country. As a result, the Company has not yet finalized information required by the Report resulting in a delay in the preparation, audit and completion of the Company’s financial statements for the Report. The foregoing notwithstanding, the Company expects to file the Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020).

In light of the current COVID-19 pandemic, the Company currently expects that it will be including the following Risk Factor in its Report:

We face risks related to health epidemics and other widespread outbreaks of contagious disease, which could significantly disrupt our sales and supply chain and impact our operating results.

Significant outbreaks of contagious diseases, and other adverse public health developments, could have a material impact on our business operations and operating results. In December 2019, a strain of novel coronavirus (COVID-19) causing respiratory illness and death emerged in the city of Wuhan in the Hubei province of China. The coronavirus was recently declared a global pandemic by the World Health Organization and has been spreading throughout the world, including the United States, resulting in emergency measures, including travel bans, closure of retail stores, and restrictions on gatherings of more than a maximum number of people. Included in these emergency measures is the mandated full or partial closure of restaurants and other foodservice establishments across the United States. These foodservice establishments represent a significant portion of our revenues and their continued closure would likely have a detrimental effect on our business.

In addition, in the relatively short period with which the world has been dealing with this pandemic, significant economic turmoil has already impacted world markets.  Numerous nationally recognized economists are predicting that the disease will lead to a worldwide recession.  Should that occur, we can expect that our sales, net income and cash flows will be negatively impacted. While the governmental organizations of the United States, as well as governments across the world, are implementing emergency economic measures and announcing the consideration of additional emergency economic assistance packages, it is unclear what impact they are having, and will have, on the economy in the United States and worldwide.  Great uncertainty surrounds the length of time this disease will continue to spread, the number of people it will impact, directly and indirectly, and the extent governments will continue to impose, or add additional, quarantines, curfews, travel restrictions and closures of restaurants and other foodservice establishments.  In addition, even following control of the disease and the end of the pandemic, the economic dislocation caused by the disease to so many people may linger and be so significant that consumers’ focus could be directed away from spending for products such as ours for an extended period of time.  For all of these reasons, the impact on sales, net income and cash flows can be significant depending on the items mentioned above but at this time we cannot quantify the specific extent of the impact this disease will have on our sales, net income and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: March 30, 2020
By: /s/ SAM KLEPFISH Sam Klepfish, CEO